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                                                                    EXHIBIT 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan of HCA Inc. of our reports dated March 10, 2005, with respect to the consolidated financial statements of HCA Inc., HCA Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of HCA Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP



May 26, 2005
Nashville, Tennessee